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                                                             EXHIBIT 23.2 TO S-4

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference and the inclusion of our report dated February 3, 1997 on the consolidated financial statements of Indiana United Bancorp included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4 by Indiana United Bancorp with the Securities and Exchange Commission.

                                          /s/ GEO. S. OLIVE & CO., LLC
                                          --------------------------------------
                                          GEO. S. OLIVE & CO., LLC

Indianapolis, Indiana
March 16, 1998